UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2013

NAVA RESOURCES INC.
(Exact name of registrant as specified in its charter)

000-53565
 (Commission File Number)

Nevada (State or other jurisdiction of incorporation)	20-8530914 (IRS Employer Identification No.)

Suite 206 - 595 Howe Street, Vancouver, British Columbia, V6C 2T5
(Address of principal executive offices) (Zip Code)

 (778) 218-9638
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 23, 2013, Nava Resources Inc. (the “Company”) entered into an amalgamation agreement (the “Agreement”) with Ourco Capital Ltd., a wholly-owned subsidiary of the Company (“Ourco”), International Eco Endeavors Corp. (“Eco Endeavors”), Kenderesh Endeavors Corp. (“Kenderesh”), and Kenderes Biogaz Termelo Korlatolt Fele Lossegu Tarsasag (“Kenderes Biogaz”), pursuant to which Ourco and Eco Endeavors agreed to amalgamate to form “Amalco”, pursuant to the provisions of the Business Corporation Act (British Columbia) (the “BCBCA”).  Kenderes Biogaz is a wholly-owned subsidiary of Kenderesh which, in turn, is a wholly-owned subsidiary of Eco Endeavors. Kenderes Biogaz owns and operates a biogas plant located near Budapest, Hungary.

Pursuant to the Agreement, on the closing date:

(i)	all of the issued and outstanding common shares of Eco Endeavors will be cancelled, and shareholders of Eco Endeavors will receive in exchange 60,000,000 units (the “Units”) of the Company on a pro rata basis. Each Unit consists of one common share and one share purchase warrant of the Company, each warrant exercisable into an additional common share of the Company at an exercise price of $0.05 for a period of five years from the closing date;

(ii)	the issued and outstanding share of Ourco will be cancelled, and the sole shareholder of Ourco will receive in exchange one common share of Amalco; and

(iii)	as consideration for the issuance of the Units, Amalco will issue to the Company 60,000,000 common shares of Amalco.

As a result of the foregoing, and in accordance with the BCBCA, the property, rights and interests of each of Eco Endeavors and Ourco will continue to be the property, rights and interests of Amalco, and Amalco will continue to be liable for the obligations of each of Eco Endeavors and Ourco. On closing, Amalco will be a wholly-owned subsidiary of the Company.

Closing of the Agreement is subject to the company completing a private placement financing for aggregate gross proceeds of $1,000,000; a debt restructuring by Eco Endeavors whereby all existing and future debt of Eco Endeavors that is accumulated to the effective date is to be converted into common shares of Eco Endeavors prior to the effective  date of the amalgamation at the conversion price of $0.02 per common share; and the Company receiving legal opinions of Hungarian counsel confirming various matters relating to the laws of Hungry, including corporate and title opinions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NAVA RESOURCES INC.
Date	June 27, 2013	(Registrant)

/s/ Jag Sandhu
Jag Sandhu President, Chief Executive Officer